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                                                                   Exhibit (3.1)

                                RESTATED BY-LAWS

                                       OF

                               BADGER METER, INC.

                         (AS AMENDED FEBRUARY 14, 1997)


                                   ARTICLE I

                                  SHAREHOLDERS


        Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on the second Saturday in April of each year, at the registered office of the Corporation in Brown Deer, Wisconsin, or at such other time or place as may be designated by the directors, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

        Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called by the Chairman, the President or the Board of Directors, and shall be called by the Secretary on a written request to him signed by the holders of record of one-tenth of all the outstanding shares entitled to vote at the meeting. In the event a meeting is called on request of shareholders as aforesaid, the Secretary shall designate a date not more than fifteen (15) days following the receipt by him of such written request as the date of the meeting. Special meetings shall be held at such place in Brown Deer, Wisconsin or elsewhere, and at such time as the Chairman, the President or Board of Directors may designate; and in case the Chairman, the President or Board of Directors shall fail or neglect to make such designation, the Secretary shall designate the time and place of such meeting.

        Section 3. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting unless a different period is required by law or the Articles of Incorporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation with postage thereon prepaid.

        Section 4. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and not less then ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except that no such adjourned meeting shall be held more than seventy (70) days after the date fixed for such determination of shareholders.

        Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be produced and kept open at the offices of the Corporation and shall be subject to the inspection of any shareholder during the period beginning two (2) business days after notice of the meeting for which the list was prepared was given and continuing to the date of the meeting.

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The original stock transfer books shall be prima facie evidence as to   who are
the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        Section 6. Quorum. Except as otherwise provided in the Articles of Incorporation, a majority of votes represented by shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at the meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or must be set for the adjourned meeting. If a quorum is present, the affirmative vote of the majority of the votes represented by shares at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.
Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the votes represented by the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

        Section 8. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

        Section 9. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

                (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                (c) The name signed purports to be that of a receivor or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of the status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.


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                (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

        The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

        Section 10. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provisions of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.


                                   ARTICLE II
                               BOARD OF DIRECTORS


        Section 1. General Powers and Number. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under, the direction of its Board of Directors, which shall consist of ten (10) directors. The Board of Directors shall elect one of its members as Chairman, who, when present, shall preside at all meetings of the shareholders and Board of Directors.

        Section 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of
shareholders called for that purpose.   A director shall not be eligible to
stand for re-election at the next annual meeting of shareholders following his 70th birthday, except that any directors who are over 70 years old and hold office before February 19, 1993, may be entitled to be re-elected without limitation and to hold office until death, resignation or removal. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman of the Board, if any, or to the corporation. A director's resignation is effective when such notice is delivered unless the notice specifies a later date. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

        Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

        Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President, Secretary or any two directors. The person or persons calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.


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        Section 5. Notice; waiver.  Notice of each meeting of the Board of
Directors (unless otherwise provided in or pursuant to Section 4, Article II) shall be given by written notice delivered personally or given by telegram, teletype, facsimile or other form of wire or wireless communication not less than twenty-four (24) hours prior to the meeting or mailed or delivered by private carrier not less than forty-eight (48) hours prior to the meeting to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary. If mailed or delivered by a private carrier, such notice shall be deemed to be delivered when deposited in the United States mail or delivered to the private carrier so addressed, with postage or delivery cost thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by teletype, facsimile or other form of wire or wireless communication, such notice shall be deemed to be delivered when evidence of its transmittal is received. Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business; and, except as otherwise provided by law or by the Articles of Incorporation or these By-laws, a majority of the votes cast at any meeting of the Board of Directors at which a quorum is present shall be decisive of any action. A majority of the directors present at a meeting, though less than quorum, may adjourn the meeting from time to time without further notice.

        Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

        Section 8. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

        Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.



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        Section 10.  Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors set forth in
Section 1 of this Article II may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, in the committee's designated area of responsibility, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies on the Board of Directors or committees created pursuant to this section, with respect to the approval or proposal of actions that the law requires to be approved by the shareholders, amendment of the Articles of Incorporation, the adoption, amendment or repeal of the by-laws, the approval of a plan of merger not requiring shareholder approval, the authorization or approval of the re-acquisition of shares other than according to a method prescribed by the Board of Directors, and the authorization for approval of the issuance or sale or contract for sale of shares, or the determination of the designation and relative rights, preferences and limitations of a class or series of shares, unless authorized to do so by the Board of Directors within prescribed limits. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

        Section 11. Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

        Section 12. Telephonic Meetings. Notwithstanding any place set forth in the notice of the meeting or these By-laws, members of the Board of Directors may participate in regular or special meetings of the Board of Directors and all Committees of the Board of Directors by or through the use of any means of communication by which all directors participating may simultaneously hear each other, such as by conference telephone; provided, however, that the Chairman of the Board or the chairman of the respective Committee and the Board or other person or persons calling a meeting may determine that the directors cannot participate by such means, in which case the notice of the meeting, or other notice to directors given prior to the meeting, shall state that each director's physical presence shall be required. If a meeting is conducted through the use of such means of communication, then at the commencement of such meeting all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by such means shall be deemed present in person at such meeting.


                                  ARTICLE III
                                    OFFICERS


        Section 1. General Officers. The general officers of the Corporation shall be the President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall be elected annually by the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified. The President shall be chief executive officer of the Corporation and shall exercise general supervision of the business and affairs of the Corporation subject to the directives of the Board of Directors. Further, each general officer shall have such powers and duties as generally pertain to his or her respective office; provided, that such powers and duties may from time to time be modified, enlarged, restricted or augmented by the Board of Directors.

        Section 2. Additional Officers. The Board of Directors may appoint such additional corporate officers as it may deem necessary, each of whom shall have such powers and duties as from time to time may be conferred by the Board of Directors, and shall serve for such terms as the Board may fix.

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        Section 3.  Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. The resignation of an officer by the delivery of written notice to the President or Secretary of the Corporation is effective upon delivery of the notice, unless the notice specifies a later date and the Corporation accepts the later date.


                                   ARTICLE IV
                             SPECIAL CORPORATE ACTS


        Section 1. Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chairman of this Corporation if he be present, or in his absence by the President or any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chairman, or in his absence, of the President or any Vice President, it is desirable for this Corporation to execute a proxy or give a shareholder's consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman, or the President or one of the Vice Presidents of this Corporation without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by this Corporation the same as such share or shares might be voted by this Corporation.

        Section 2. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman or the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.


                                   ARTICLE V
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


        Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise
identified.   The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the

Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6 of this Article V.

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        Section 2.  Facsimile Signatures and Seal.  The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the Chairman or President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

        Section 3. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

        Section 4. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

        Section 5. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

        Section 6. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfied such other reasonable requirements as the Board of Directors may prescribe.

        Section 7. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

        Section 8. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.


                                   ARTICLE VI
                                 CORPORATE SEAL


        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".

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                                  ARTICLE VII
                                   AMENDMENTS


        Section 1. By Shareholders. These By-laws may be altered, amended, repealed, augmented and new By-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the votes represented by the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

        Section 2. By Directors. These By-laws may also be altered, amended, repealed, augmented and new By-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-law so adopted so provides.

        Section 3. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-laws so that the By-laws would be consistent with such action, shall be given the same effect as though the By-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                                  ARTICLE VIII
                                INDEMNIFICATION


        Section 1.01.  Certain Definitions.  All capitalized terms used in this
Article VIII and not otherwise hereinafter defined in this Section 1.01 shall have the meaning set forth in Section 180.0850 of the Statute (as hereinafter defined). The following capitalized terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:

        (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

        (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section
1.04 of this Article.

        (c) "Board" shall mean the entire then elected and serving board of directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

        (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section
1.04 of this Article, to constitute misconduct under Section 180.0851 (2) (a) 1, 2, 3 or 4 of the Statute.

        (e) "Corporation, " as used herein and as defined in the Statute and incorporated by reference into the definitions of certain capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to the Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

        (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

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

        (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

        (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article, the term "Party" shall also include any Director, Officer or employee who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

        (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article, "Proceeding" shall include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer, provided, however, that such Proceeding is authorized by a majority vote of a Disinterested Quorum.

        (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

        Section 1.02. Mandatory Indemnification. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

     Section 1.03.  Procedural Requirements.

        (a) A Director or Officer who seeks indemnification under Section 1.02 of this Article shall make a written request therefor to the Corporation. Subject to Section 1.03 (b) of this Article, within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 1.05 of this Article).

        (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 1.03 (a) of this Article if, within such sixty-day period:
(i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty; or (ii) a Disinterested Quorum cannot be obtained.

        (c) In either case of nonpayment pursuant to Section 1.03 (b) of this Article, the Board shall immediately authorize by resolution that an Authority, as provided in Section 1.04 of this Article, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

        (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Officer or Director immediately.



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


     Section 1.04.  Determination of Indemnification.

        (a) When the Board authorized an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 1.03 of this Article, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

        (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

        (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators; and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

        (iii) A court pursuant to and in accordance with Section 180.0854 of the Statute.

     (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

     (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

     (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 1.05 of this Article), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

     (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

     (f) All Expenses incurred in the determination process under this Section
1.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

     Section 1.05.  Mandatory Allowance of Expenses.

     (a) The Corporation shall pay or reimburse, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred, provided the following conditions are satisfied:

     (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and


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


        (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 1.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 1.04 of this Article.

     (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 1.05, such Director or Officer shall not be required to pay interest on such amounts.

     Section 1.06.  Indemnification and Allowance of Expenses of Certain Others.

     (a) The Corporation shall indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

     (b) Except as hereinafter provided, the Corporation shall indemnify each employee of the Corporation or an Affiliate of the Corporation acting within the scope of his or her duties as such, against all Liabilities, and shall advance Reasonable Expenses, incurred by or on behalf of such employee in connection with a Proceeding in which he or she is a Party by virtue of being an employee of the Corporation or an Affiliate of the Corporation, to the same extent and in the same manner as a Director or Officer hereunder. The foregoing provision shall not apply, and the Corporation shall not indemnify any employee, with respect to any Liability to the extent covered by insurance maintained by or on behalf of such employee (other than insurance maintained by the Corporation or an Affiliate of the Corporation).

     (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

     Section 1.07. Insurance. The Corporation may purchase and maintain insurance on behalf of a Director, Officer and/or any individual who is or was an authorized employee or agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article.

     Section 1.08. Notice to the Corporation. A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim or indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined by an Authority).

     Section 1.09. Report to Shareholders. In the event that the Corporation indemnifies or advances expenses to a Director or Officer in connection with a proceeding brought in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to shareholders with or before the notice of the next meeting of shareholders. The report shall be delivered to shareholders who are entitled to receive notice of the next meeting of shareholders.

     Section 1.10. Severability. If any provision of this Article shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article contravene public policy, this Article shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable.

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



        Section 1.11. Nonexclusivity of this Article. The rights of a Director, Officer or employee (or any other person) granted under this Article shall not be deemed exclusive of any other rights to indemnification against Liabilities or advancement of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including without limitation under the Statute. Nothing contained in this Article shall be deemed to limit the Corporation's obligations to indemnify a Director, Officer or employee under the Statute.

        Section 1.12. Contractual Nature of this Article; Repeal or Limitation of Rights. This Article shall be deemed to be a contract between the Corporation and each Director, Officer and employee and any repeal or other limitation of this Article or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right of indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article with regard to acts, omissions or events arising prior to such repeal or limitation.

        Section 1.13. Subrogation Rights. Notwithstanding any provision to the contrary set forth herein, the Corporation's obligations hereunder are not intended to constitute, and shall not constitute, a waiver of any right to subrogation which the Corporation may have against any person or entity.




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